Getaround Releases First Quarter 2024 Results

Total Revenues Up 49% and Gross Booking Value Up 41% Year-Over-Year

Leadership Transition, Capital Raise and Operational Streamlining Support Renewed Focus on Achieving Profitable Growth

May 9, 2024

SAN FRANCISCO--(BUSINESS WIRE)--Getaround (NYSE: GETR) (“Getaround'' or “the Company”), the world’s first connected carsharing marketplace, today announced financial results for the first quarter of 2024 ended March 31, 2024.

"Since transitioning our leadership earlier this year, we have realigned our business priorities to focus on achieving profitable growth, reduced our cost structure as a percent of total revenue, and raised additional capital to fund operations into 2025,” said Eduardo Iniguez, Getaround’s Chief Executive Officer. “We also reached several major strategic milestones, including integrating our North America operations into our global platform and withdrawing from certain unprofitable markets.

“As we continue to right-size our expense profile in North America, I am also excited about our high growth potential opportunities including Getaround’s Drive with Uber and HyreCar Gig programs, and expansion of our European carsharing business,” continued Iniguez. “The recent decisions and developments reflect the clear pivot that we are making towards scaling profitably. I am confident that with new management and a laser focus on balancing growth and financial discipline, we are opening a new chapter for Getaround.”

First Quarter 2024 Business Highlights

● Initiated a transition of the board of directors and executive management team to accelerate the Company’s path to profitability.

● Secured $20 million in financing in January and up to an additional $50 million in April, of which $20 million has been drawn to date, for a total of up to $70 million to fund operations and growth investments into 2025.

● Announced and executed a restructuring of operations to reduce total operating expenses. The run-rate benefits of these actions are expected to be reflected in the second quarter financial results and beyond.

● Suspended consumer carsharing operations in New York State as of April 1, 2024, due to the extremely high cost of maintaining the insurance coverage required under the New York Peer-to-Peer (P2P) Carsharing Act enacted in 2022, which is fifty times greater than the insurance limits required for rental car companies and private vehicle ownership.

“Our first quarter results continue to validate Getaround’s critical position in this dynamic and growing space,” said Tom Alderman, Getaround’s Chief Financial Officer. “This is reflected in the growth of our Gig business which was accelerated by our HyreCar asset acquisition in May 2023 and drove significant growth in Total Revenues and Gross Booking Value in the first quarter. Looking ahead, we expect to see continued growth in our Gig business as we also continue to invest in strategic consumer carsharing markets globally.”

Alderman went on to say, “We expect that the first quarter will represent the year’s high point in fixed operating expenses while we anticipate ongoing cost improvements from our recent restructuring initiatives throughout the remainder of 2024. Although the exit from certain unprofitable geographic markets places downward pressure on revenue, we anticipate a corresponding positive impact to unit economics. As a result, we expect to see continued improvement in Adjusted EBITDA beginning in the second quarter of 2024.”

● Total Revenues of $17.2 million, an increase of 49% year-over-year

● Gross Booking Value of $44.9 million, an increase of 41% year-over-year

● Gross Profit from Service Revenue of $13.9 million, an increase of 54% year-over-year; Gross margin from Service revenue was 83%, an improvement from 81% in the year-ago period

● Trip Contribution Profit of $6.8 million, an increase of 38% year-over-year; Trip Contribution Margin was 40%, down from 44% in the year-ago period

● GAAP Net Loss of $31.0 million, a 36% decrease from the year-ago period

● Adjusted EBITDA loss of $15.3 million, a 23% improvement from the year-ago period

About Getaround

Offering a digital experience, Getaround (NYSE: GETR) makes sharing cars and trucks simple through its proprietary cloud and in-car Getaround Connect® technology. The company empowers consumers to shift away from car ownership through instant and convenient access to desirable, affordable, and safe cars from entrepreneurial hosts. Getaround’s on-demand technology enables a contactless experience — no waiting in line at a car rental facility, manually completing paperwork or meeting anyone to collect or drop off car keys. Getaround’s mission is to utilize its peer-to-peer marketplace to help solve some of the most pressing challenges facing the world today, including environmental sustainability and access to economic opportunity. Launched in 2011, Getaround is available today in more than 1,000 cities across 8 countries including the United States and Europe. For more information, please visit https://www.getaround.com/.

Forward-Looking Statements

This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995. In particular, the statements contained in the quotations of our Chief Executive Officer, Chairman and Chief Financial Officer with respect to expectations regarding the Company’s opportunities to increase its market share and accelerate its path to profitability, the Company’s potential for success, and the Company’s expectation the additional trip support costs it experienced in 2023 will not continue in 2024 may constitute forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical facts and generally contain words such as "believes”, "expects”, "may”, "will”, "should”, "seeks”, "approximately”, "intends”, "plans”, "estimates”, "anticipates”, and other expressions that are predictions of or indicate future events. Although the forward-looking statements contained in this press release are based upon information available at the time the statements are made and reflect management's good faith beliefs, forward-looking statements inherently involve known and unknown risks, uncertainties and other factors, including the dilutive effect of future financings, which may cause the actual results, performance or achievements to differ materially from anticipated future results.

These risks and uncertainties include those described in our filings which we make with the SEC from time to time, including the risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 29, 2024. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof. We do not undertake to update or revise any forward-looking statements after they are made, whether as a result of new information, future events, or otherwise, except as required by applicable law.

Consolidated Balance Sheet

(In thousands, except share and per share data)	March 31, 2024	December 31, 2023
Assets
Current Assets
Cash and cash equivalents	$24,537	$15,624
Accounts receivable, net	768	853
Prepaid expenses and other current assets	7,660	10,131
Total Current Assets	$32,965	$26,608
Property and equipment, net	7,943	8,504
Operating lease right-of-use assets, net	11,804	12,162
Goodwill	93,613	95,869
Intangible assets, net	10,845	13,358
Other assets	6,817	4,635
Total Assets	$163,987	$161,136
Liabilities and Stockholders’ Equity (Deficit)
Current Liabilities
Accounts payable	$10,784	$15,552
Accrued host payments and insurance fees	15,445	13,192
Operating lease liabilities, current	2,355	2,268
Notes payable, current	1,595	19,904
Other accrued liabilities	44,611	48,107
Deferred revenue	1,547	684
Total Current Liabilities	$76,337	$99,707
Notes payable, net of current portion	33,250	2,122
Convertible notes payable ($66,390 and $40,370 measured at fair value, respectively)	66,489	40,469
Operating lease liabilities (net of current portion)	14,839	15,487
Deferred tax liabilities	257	212
Warrant liability	26	20
Total Liabilities	$191,198	$158,017

Stockholders’ Equity (Deficit)
Common stock, $0.0001 par value, 1,000,000,000 shares authorized, 93,105,059 and 92,827,281 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	$9	$9
Additional paid-in capital	862,462	859,163
Stockholder notes	(8,284)	(8,284)
Accumulated deficit	(906,920)	(875,955)
Accumulated other comprehensive income	25,522	28,186
Total Stockholders’ Equity (Deficit)	$(27,211)	$3,119
Total Liabilities and Stockholders’ Equity (Deficit)	$163,987	$161,136

Consolidated Statement of Operations and Comprehensive Loss

(In thousands, except per share data)	Three Months Ended March 31, 2024	Three Months Ended March 31, 2023
Service revenue	$16,806	$11,199
Lease revenue	350	321
Total Revenues	$17,156	$11,520

Costs and Expenses
Cost of revenue (exclusive of amortization and depreciation shown separately below):
Service	$1,916	$1,345
Lease	40	39
Sales and marketing	3,232	3,640
Operations and support	14,610	12,102
Technology and product development	4,119	3,839
General and administrative	13,949	14,368
Depreciation and amortization	3,873	2,482
Total Operating Expenses	$41,739	$37,815
Loss from Operations	$(24,583)	$(26,295)
Other Income (Expense)
Convertible promissory note and note payable fair value adjustment	(17,381)	2,920
Warrant liability fair value adjustment	(6)	(11)
Interest income (expense), net	(95)	206
Other income, net	11,151	210
Total Other Income (Expense)	$(6,331)	$3,325
Loss before Benefit for Income Taxes	$(30,914)	$(22,970)

Income Tax Expense (Benefit)	51	(171)
Net Loss	$(30,965)	$(22,799)
Change in fair value of the convertible instrument liability	(353)	—
Foreign Currency Translation (Loss) Gain	(2,311)	821
Comprehensive Loss	$(33,629)	$(21,978)

Net Loss Per Share Attributable to Stockholders:
Basic	(0.32)	(0.25)
Diluted	(0.32)	(0.25)
Weighted average shares outstanding (Basic and Diluted)	96,675,724	92,308,288

Non-GAAP Financial Measures

We use Trip Contribution Profit, Trip Contribution Margin and Adjusted EBITDA, each of which are non-GAAP financial measures, in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies, and to communicate with the Getaround Board concerning our financial performance. Our definitions of these non-GAAP financial measures may differ from definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar financial measures. Furthermore, these financial measures have certain limitations in that they do not include the impact of certain expenses that are reflected in our consolidated statements of operations that are necessary to run our business. Thus, these non-GAAP financial measures should be considered in addition to, and not as a substitute for, or in isolation from, financial measures prepared in accordance with GAAP.

We compensate for these limitations by providing a reconciliation of each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure, and to view the non-GAAP financial measures in conjunction with their most directly comparable GAAP financial measures.

Trip Contribution Profit and Trip Contribution Margin

Trip Contribution Profit is defined as our gross profit from Service revenue adjusted for: (i) cost of Service revenue, amortization and depreciation; and (ii) trip support costs, which consist of auto insurance expenses, claims support and customer relations costs. We define Trip Contribution Margin as Trip Contribution Profit divided by Service revenue recognized during the period presented. We believe these measures are leading indicators of our ability to achieve profitability and sustain or increase it over time. Trip Contribution Profit and Trip Contribution Margin are measures we use to understand and evaluate our operating performance and trends. Trip Contribution Profit and Trip Contribution Margin have generally increased over the periods as Service revenue increased while costs considered in the calculation of Trip Contribution Profit decreased as a percentage of Total Revenues.

The following tables present a reconciliation of Trip Contribution Profit from the most comparable GAAP measure, gross profit from Service revenue, for the periods presented:

Trip Contribution Profit and Trip Contribution Margin
(In thousands, except percentages)	Three Months Ended March 31, 2024	Three Months Ended March 31, 2023
Gross profit from Service revenue	$13,886	$9,033
Gross margin from Service revenue	83%	81%

Plus: Cost of Service revenue, amortization and depreciation	1,004	821
Less: Trip support costs	(8,136)	(4,975)

Trip Contribution Profit	$6,754	$4,879
Trip Contribution Margin	40%	44%

Gross Profit and Gross Margin
(In thousands, except percentages)	Three Months Ended March 31, 2024	Three Months Ended March 31, 2023
Service revenue	$16,806	$11,199
Less: Cost of Service revenue, net of amortization and depreciation	(1,916)	(1,345)
Less: Cost of Service revenue, amortization and depreciation	(1,004)	(821)

Gross profit from Service revenue	$13,886	$9,033
Gross margin from Service revenue	83%	81%

Adjusted EBITDA

We define Adjusted EBITDA as net income adjusted for: (i) fair value adjustment of instruments carried at fair value; (ii) interest income (expense) and other income (expense); (iii) income tax provision; (iv) depreciation and amortization; (v) stock-based compensation expense; and (vi) certain expenses determined to be incurred outside of the regular course of business which include certain restructuring expenses. Adjusted EBITDA is a key performance measure that we use to assess operating performance and operating leverage of our business. As Adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure for business planning purposes. Accordingly, we believe that Adjusted EBITDA provides useful to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. The items excluded from our Adjusted EBITDA calculation are either non-cash in nature, or not driven by core results of recurring operations and therefore not predictable or recurring, rendering comparisons with prior periods and competitors less meaningful.

The following tables present a reconciliation of Adjusted EBITDA from the most comparable GAAP measure, Net Loss, for the periods presented:

Adjusted EBITDA
(In thousands)	Three Months Ended March 31, 2024	Three Months Ended March 31, 2023
Net Loss	$(30,965)	$(22,799)
Plus: warrant liability, convertible promissory note and note payable fair value adjustment	17,387	(2,909)
Plus: interest and other income (expense), net	(11,056)	(416)
Minus: income tax expense (benefit)	51	(171)
Plus: depreciation and amortization	3,873	2,482
Plus: stock-based compensation	3,299	3,565
Plus: expense not incurred in the regular course of business	2,129	392
Adjusted EBITDA	$(15,282)	$(19,856)

Investors:

investors@getaround.com

Media:

press@getaround.com

Source: Getaround